As filed with the Securities and Exchange Commission on August 3, 2004.
Registration No. 333-

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Royal Bank of Canada
(Exact Name of Registrant as Specified in Its Charter)

Canada
(State or Other Jurisdiction of Incorporation or Organization)

Not Applicable
(I.R.S. Employer Identification No.)

200 Bay Street, Royal Bank Plaza, Toronto, Ontario M5J 2J5
(Address of Principal Executive Offices) (Zip Code)

Royal Bank of Canada U.S. Omnibus Share Plan
(Full Title of the Plan)

National Corporate Research, Ltd.
225 West 34th Street, Suite 910
New York, New York 10122-0032
(Name and Address of Agent For Service)

(212) 947-7200
(Telephone Number, Including Area Code, of Agent For Service)

Copy to:

LaBrena Jones Martin Senior Vice President and Deputy General Counsel Royal Bank of Canada One Liberty Plaza, 3rd Floor New York, New York 10006 (212) 858-7110	Donald R. Crawshaw, Esq. Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004 (212) 558-4000

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered (1)(2)(3)	Proposed maximum offering price per unit (4)	Proposed maximum aggregate offering price (4)	Amount of registration fee
Common Shares, without par value	2,000,000 Shares	US$46.475	US$92,950,000	US$11,776.77
(1)	Additional shares available for issuance under the Royal Bank of Canada U.S. Omnibus Share Plan. This Form S-8 supplements the Form S-8 filed with the Securities and Exchange Commission registering 1,000,0000 shares under the Royal Bank of Canada U.S. Omnibus Share Plan on November 29, 2001 (File No. 333-14144).
(2)	Together with an indeterminate number of shares that may be necessary to adjust the number of shares offered pursuant to the Royal Bank of Canada U.S. Omnibus Share Plan as the result of a stock split, stock dividend or similar adjustment of the outstanding common shares of Royal Bank of Canada.
(3)	In addition, pursuant to Rule 416(c), this Registration Statement also covers an indeterminate amount of interests or deferred compensation obligations to be offered or sold pursuant to the Royal Bank of Canada U.S. Omnibus Share Plan described herein.
(4)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c). The proposed maximum aggregate offering price is based upon the average of the high and low prices of the common shares on the New York Stock Exchange as reported in the consolidated transaction report system on •, 2004.

Registration of Additional Securities

        This Registration Statement is being filed by Royal Bank of Canada (the “Bank”) pursuant to General Instruction E to the Form S-8 Registration Statement under the Securities Act of 1933, as amended, to register an additional 2,000,000 shares of the Bank’s common shares, without par value, which will be made available for delivery pursuant to the Royal Bank of Canada U.S. Omnibus Share Plan (the “Plan”). A total of 1,000,000 common shares available for delivery under the Plan were previously registered pursuant to the Bank’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on November 29, 2001 (File No. 333-14144), and the information contained therein is hereby incorporated by reference herein.

Item 3. Incorporation of Documents by Reference.

        The documents listed below have been filed with the Securities and Exchange Commission by the Bank and are incorporated herein by reference to the extent not superseded by reports or other information subsequently filed.

(a) The Bank’s Annual Report on Form 40-F for the fiscal year ended October 31, 2003 filed with the Commission on December 29, 2003.

(b) The Bank’s future reports on Form 6-K, but only to the extent indicated in those reports.

        In addition, all documents filed by the Bank after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

        The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
23.1	Consent of Independent Registered Chartered Accountants.
23.2	Consent of Independent Registered Public Accounting Firms.
24.1	Powers of Attorney.

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SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Bank certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Toronto, Canada, on this 3rd day of August, 2004.

ROYAL BANK OF CANADA

By: /s/ Gordon Melbourne Nixon

Gordon Melbourne Nixon President & Chief Executive Officer

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Signature	Title	Date

/s/ Gordon Melbourne Nixon	President & Chief Executive Officer (Principal Executive Officer); Director	August 3, 2004

Gordon Melbourne Nixon
/s/ Peter William Currie	Vice Chairman & Chief Financial Officer (Principal Financial Officer)	August 3, 2004

Peter William Currie
/s/ Robert Guignard	Senior Vice President & Chief Accountant (Principal Accounting Officer)	August 3, 2004

Robert Guignard
*	Director	August 3, 2004

William Geoffrey Beattie
*	Director	August 3, 2004

George Alan Cohon
*	Director	August 3, 2004

Douglas Thorne Elix
*	Director	August 3, 2004

John Thomas Ferguson
*	Director	August 3, 2004

Louis Yves Fortier
*	Director	August 3, 2004

Marie Gilberte Paule Gauthier
*	Director	August 3, 2004

Jacques Lamarre
*	Director	August 3, 2004

Brandt Channing Louie
*	Director	August 3, 2004

James Malcolm Edward Newall
*	Director	August 3, 2004

Gordon Melbourne Nixon
*	Director	August 3, 2004

David Peter O'Brien

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Signature	Title	Date

*	Director	August 3, 2004

Charlotte Reynolds Otto
*	Director	August 3, 2004

Robert Byron Peterson
*	Director	August 3, 2004

Joao Pedro Reinhard
*	Director	August 3, 2004

Cecil Whitaker Sewell, Jr.
*	Director	August 3, 2004

Kathleen Patricia Taylor
*	Director	August 3, 2004

Victor Leyland Young

*By:	/s/ Robert Guignard

Robert Guignard As Attorney-in-Fact

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        Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement on Form S-8, solely in the capacity of the duly authorized representative of the Registrant in the United States, in the city of New York, New York, on this 3rd day of August 2004.

By:	/s/ LaBrena Jones Martin

LaBrena Jones Martin Authorized Representative

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EXHIBIT INDEX

Exhibit No.	Description
23.1	Consent of Independent Registered Chartered Accountants.
23.2	Consent of Independent Registered Public Accounting Firms.
24.1	Powers of Attorney.

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